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                                                                     EXHIBIT 8.2

                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]


                                          August 22, 2001

IBP, inc.
800 Stevens Port Drive
Dakota Dunes, South Dakota 57049

Ladies and Gentlemen:

   Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Tyson Foods, Inc., a Delaware corporation ("Tyson"), relating to the merger (the "Merger") of Lasso Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Tyson, and IBP, inc., a Delaware corporation.

   We hereby confirm our opinion set forth in the section of the Registration Statement entitled "THE MERGER--Material Federal Income Tax Consequences of the Merger."

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein in connection therewith to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and we do not thereby deem ourselves experts within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          /S/ WACHTELL, LIPTON, ROSEN & KATZ


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